Exhibit 5.1

One Financial Center Boston, MA 02111 617 542 6000 mintz.com

August 7, 2026

Wave Life Sciences, Inc.

733 Concord Avenue

Cambridge, Massachusetts 02138

Ladies and Gentlemen:

We have acted as legal counsel to Wave Life Sciences, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Post-Effective Amendment No. 1 (the “Amendment”) to Registration Statement No. 333-233052 on Form S-3 (the “Registration Statement”) filed with the Commission on August 6, 2019 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement was initially filed with the Commission by Wave Life Sciences, Ltd., a public company limited by shares incorporated under the laws of the Republic of Singapore (“Wave Singapore”) that on August 7, 2026, changed its legal domicile from the Republic of Singapore to the State of Delaware, pursuant to which all issued ordinary shares in the capital of Wave Singapore were exchanged on a one-for-one basis for newly issued shares of common stock of the Company, and Wave Singapore became a subsidiary of the Company (the “Redomiciliation”). The Company is filing the Amendment pursuant to Rule 414(d) under the Securities Act to expressly adopt the Registration Statement, as amended, as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended, and to reflect the completion of the Redomiciliation. The Amendment to the Registration Statement relates to the registration for resale, on a delayed or continuous basis, by the selling stockholders named in the Registration Statement of up to an aggregate of 7,072,781 shares (the “Shares”) of common stock, par value $0.001 per share of the Company. This opinion is being rendered in connection with the filing of the Amendment with the Commission.

In connection with this opinion, we have examined and relied upon the Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws of the Company, each as restated and/or amended to date, and such other corporate records, documents and agreements as we have considered necessary or appropriate for the purpose of rendering the opinions hereinafter set forth. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. Upon the basis of such examination, we advise you that in our opinion that the Shares are validly issued, fully paid and non-assessable.

Our opinion is limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

MINTZ August 7, 2026 Page 2

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We understand that you wish to file this opinion with the Commission as an exhibit to the Amendment in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

BOSTON    LOS ANGELES MIAMI    NEW YORK SAN DIEGO SAN FRANCISCO  TORONTO WASHINGTON

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.